Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Intelius Inc.
Bellevue, Washington
     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 16, 2008, relating to the consolidated financial statements of Intelius Inc., which is contained in that Prospectus and of our report dated May 16, 2008, relating to the schedules, which is contained in Part II of the Registration Statement.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Seattle, Washington
May 17, 2008